UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2007

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 28, 2007, NovaStar Financial, Inc. (the “Company”) announced the completion of a $1.9 billion Asset Backed Securitization by its wholly-owned subsidiary, NovaStar Mortgage, Inc (“NMI”). A prospectus supplement was filed, pursuant to Rule 424(b)(5), with the Securities and Exchange Commission on February 28, 2007 by NovaStar Mortgage Funding Trust, Series 2007-1 (the “Trust”).

Lead managers Deutsche Bank Securities, RBS Greenwich Capital and Wachovia Securities underwrote NovaStar Mortgage Funding Trust, Series 2007-1, which closed February 28, 2007. The transaction offered 17 rated classes of notes with a face value of $1,845,384,000.

NovaStar Certificates Financing LLC, an affiliate of NMI, initially retained the M-6 through M-11 certificates, which collectively represent $106.7 million in principal. Class M-10 and M-11 were not covered by the prospectus supplement. Class M-6 is rated A-/A3 by S&P and Moody’s, respectively. Class M-7 is rated BBB+/Baa1 by S&P and Moody’s, respectively. Class M-8 is rated BBB/Baa2 by S&P and Moody’s, respectively. Class M-9 is rated BBB-/Baa3 by S&P and Moody’s, respectively. Class M-10 is rated BB+/Ba1 by S&P and Moody’s, respectively. Class M-11 is rated BB/Ba2 by S&P and Moody’s, respectively. The Company retained the Class C certificates, which were not covered by the prospectus supplement. Class C has a notional amount of $1,888,775,707, which entitles the Company to excess and prepayment penalty fee cash flow from the underlying loan collateral and serves as overcollateralization. Other than prepayment penalty fee cash flow, Class C is subordinated to the other classes, all of which were offered pursuant to the prospectus supplement. NMI retained the right to service the underlying mortgage loans.

The initial level of overcollateralization is approximately $43.4 million. On any distribution date after the closing date, the Trust is required to maintain or restore overcollateralization at the initial level. The overcollateralization is available for the benefit of all classes of the offered and class I certificates.

The 2007-1 notes are characterized as a financing for financial reporting purposes and as a sale for tax purposes and represent obligations of the Trust. The 2007-1 notes do not represent a direct financial obligation of the Company, but will be consolidated onto the Company’s consolidated financial statements under generally accepted accounting principles.

A copy of the press release announcing this securitization is included as Exhibit 99.1 and is incorporated herein by reference. References to the Company’s website in the press release do not incorporate by reference the information on the Company’s website into this Current Report and the Company disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 28, 2007, “NovaStar Closes $1.9 Billion Asset Backed Securitization.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.
DATE: February 28, 2007	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit

Number

99.1	Press Release dated February 28, 2007, “NovaStar Closes $1.9 Billion Asset Backed Securitization.”